Exhibit 3.5.11

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CITATION LOST FOAM PATTERNS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE EIGHTH DAY OF JANUARY, A.D. 2009, AT 11:58 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “CITATION LOST FOAM PATTERNS, LLC”.

	[SEAL]	/s/ Jeffrey W. Bullock

		Jeffrey W. Bullock, Secretary of State
4642739 8100H		AUTHENTICATION:	1768688
141277852		DATE:	10-09-14

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:58 AM 01/08/2009 FILED 11:58 AM 01/08/2009 SRV 090015713 – 4642739 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

of

CITATION LOST FOAM PATTERNS, LLC

1. The name limited liability company is Citation Lost Foam Patterns, LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Citation Lost Foam Patterns, LLC this 8th day of January, 2009.

/s/ Sarah Williams

Sarah Williams, Authorized Person